(LETTERHEAD OF DELOITTE & TOUCHE LLP)



Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Westbank Corporation on Form S-8 of our report dated January 28, 1997, appearing in the Annual Report on Form 10-K of Westbank Corporation for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




DELOITTE & TOUCHE LLP

Hartford, Connecticut
June 19, 1997